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                                                                   EXHIBIT 10.69

                               AGREEMENT OF LEASE

                                     BETWEEN

                          TAMPA CITY CENTER ASSOCIATES

                                    LANDLORD,

                                       AND

                            BRASSIE GOLF CORPORATION

                                     TENANT

                                    PREMISES:

                                    SUITE 201

                         ONE TAMPA CITY CENTER BUILDING



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                                TABLE OF CONTENTS

                                                                            PAGE
PREMISES ...............................................................       1

TERM ...................................................................       1

BASE RENT AND ADDITIONAL RENT ..........................................       1

IMPROVEMENTS BY LANDLORD ...............................................       4

USE ....................................................................       5

RELOCATION .............................................................       6

REPAIRS BY LANDLORD ....................................................       6

SERVICES: ELEVATOR, AIR CONDITIONING, WATER, CLEANING AND ELECTRICITY ..       8

TENANT RISK ............................................................      10

DESTRUCTION OR DAMAGE TO PREMISES ......................................      11

SUBORDINATION AND ATTORNMENT ...........................................      11

RULES AND REGULATIONS ..................................................      12

FLOOR LOAD .............................................................      12

DEFAULT ................................................................      13

ASSIGNMENT AND SUBLETTING ..............................................      15

RIGHT OF ENTRY .........................................................      17

EMINENT DOMAIN .........................................................      18

QUIET ENJOYMENT ........................................................      19

INDEMNITY AND HOLD HARMLESS ............................................      19

TENANT'S FIRE AND EXTENDED COVERAGE AND WAIVER OF SUBROGATION
         THEREUNDER.....................................................      19


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

REMEDIES CUMULATIVE ....................................................      20

HOLDING OVER ...........................................................      20

NO WAIVER OR CHANGES ...................................................      21

TENANT'S ESTOPPEL ......................................................      21

MARGINAL NOTATIONS .....................................................      22

NOTICE .................................................................      22

USE OF NAME ............................................................      23

APPLICABLE LAWS ........................................................      23

HEIRS AND ASSIGNS ......................................................      23

LANDLORD'S EXCULPATION .................................................      23

ENTIRE AGREEMENT AND OTHER AGREEMENTS ..................................      24

REASONABLE MODIFICATION ................................................      24

LEGAL CONSTRUCTION .....................................................      24

BROKER .................................................................      24

SECURITY DEPOSIT .......................................................      25

ATTORNEY'S FEES ........................................................      26

LANDLORD'S LIEN ........................................................      26

ADDITIONAL LEASES ......................................................      26

APPLICABLE LAWS ........................................................      27

RADON ..................................................................      27

HAZARDOUS SUBSTANCE ....................................................      27

NO OFFER ...............................................................      29

JOINT AND SEVERAL LIABILITY ............................................      29

NO CONSTRUCTION AGAINST DRAFTING PARTY .................................      29

TIME OF THE ESSENCE ....................................................      29

NO RECORDATION .........................................................      30


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
NO MERGER ..............................................................      30

NOTICE OF LANDLORD'S DEFAULT ...........................................      30

AUTHORITY ..............................................................      30

TAX CREDITS ............................................................      30

FINANCIAL REPORTS ......................................................      31

LANDLORD'S FEES ........................................................      31

PRESUMPTION ............................................................      31

WAIVER OF TECHNICAL DEFECTS IN NOTICES .................................      32

TELECOMMUNICATIONS .....................................................      32

NO RIGHT TO TERMINATE ..................................................      34

GUARANTY ...............................................................      34

CONFIDENTIALITY ........................................................      35

FORCE MAJEURE ..........................................................      35


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


         THIS LEASE AGREEMENT, made on this 16th day of December, 1997 ("Lease") is by and between TAMPA CITY CENTER ASSOCIATES ("Landlord"), whose mailing address is One Tampa City Center, Suite 2838, Tampa, Florida 33602, and BRASSIE GOLF CORPORATION ("Tenant"), whose mailing address is One Tampa City Center, Suite 201, Tampa, Florida 33602.


PREMISES

         1. Landlord leases to Tenant and Tenant leases and rents from Landlord the premises ("Premises") shown and identified on the floor plan(s) attached hereto as Exhibit "All and made a part hereof, located on the second floor of the One Tampa City Center Building ("Building") located at 201 North Franklin Street, Tampa, Florida 33602, on property more specifically described on Exhibit "B" attached hereto (the "Land") No easement for light and air is granted.


TERM

         2. The term ("Term") of this Lease shall be five (5) years, unless sooner terminated or extended as provided herein. The Term shall begin ("Commencement Date") on December 17, 1997 and shall end on December 16, 2002 ("Expiration Date") at 6:00 P.M. "Lease Year" means the period commencing on the Commencement Date or any anniversary thereof, and ending on the day before the following anniversary of the Commencement Date.


BASE RENT AND ADDITIONAL RENT

         3.A. Tenant agrees to pay Landlord, at Landlord's address above, or at such other place as Landlord may designate in writing, without demand, deduction, credit or setoff, as a covenant independent of all other covenants contained in this Lease, and in lawful money of the United States of America:

         (i)      Rental ("Base Rent") of:

                  (a) One Hundred Thirty Three Thousand Nine Hundred Eighty and No/100 ($133,980.00) Dollars for the first Lease Year ("Base Rent"), payable in equal monthly installments of Eleven Thousand, One Hundred Sixty Five and No/100 ($11,165.00) Dollars;

                  (b) One Hundred Forty Two Thousand, Nine Hundred Twelve and 00/100 Dollars ($142,912.00) for the second Lease Year, payable in equal monthly installments of Eleven Thousand, Nine Hundred, Nine and 33/100 ($11,909.33) Dollars;

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                  (c) One Hundred Fifty One Thousand, Eight Hundred Forty Four
and 00/100 Dollars ($151,844.00) for the third Lease Year, payable in equal monthly installments of Twelve Thousand, Six Hundred, Fifty Three and 66/100 ($12,653.66) Dollars;

                  (d) One Hundred Sixty Thousand, Seven Hundred Seventy Six and 00/100 Dollars ($160,776.00) for the fourth Lease Year, payable in equal monthly installments of Thirteen Thousand, Three Hundred, Ninety Eight and 00/100 ($13,1398.00) Dollars; and

                  (e) One Hundred Sixty Nine Thousand, Seven Hundred Eight and 00/100 Dollars ($169,708.00) for the fifth Lease Year, payable in equal monthly installments of Fourteen Thousand, One Hundred Forty Two and 33/100 ($14,142.33) Dollars;

         all of which payments shall be paid in advance on the first day of each calendar month during the Term (except that if the Commencement Date is on other than the first day of a calendar month, monthly Base Rent for such partial month shall be paid on or before the Commencement Date).

                           (ii) Adjustments to Base Rent, including without limitation those provided in Paragraphs 3.D and 4.A, which adjustments together with all other sums due from Tenant hereunder shall constitute "Additional Rent"; and

                           (iii) All sales, privilege or rental tax (including Florida Rental Tax) required by any governmental body on all Base Rent and Additional Rent due from Tenant to Landlord.


         3.B. Tenant shall pay a late charge in the amount of Two Hundred Fifty and No/100 Dollars ($250.00) to defray administrative costs if any monthly installment of Base Rent is not received by Landlord by the tenth (10th) day of the pertinent calendar month. Any installment of Base Rent or Additional Rent or any other charge or assessment due or to become due herein required to be paid by Tenant which is not paid when due, shall bear interest at eighteen percent (18%) per annum, from the due date until paid, for the purpose of reimbursing Landlord for its opportunity costs incurred by reason of such failure by Tenant and not as penalty therefor. The interest so charged shall be deemed Additional Rent.

         3.C. Base Rent and Additional Rent are together referred to herein as "Rent".

         3.D. For purposes of this Lease, the base line Operating Expenses (defined below) of the entire Building ("Base Footage Expense") shall be equal to the quotient of the actual Operating Expenses for the 1997 calendar year divided by 732,630 square feet, the total rentable area in the Building for the purpose of the calculations of this Paragraph 3 only. The rentable area of the Premises will be conclusively deemed 8932 square feet for the purpose this Lease. In determining the amount of Operating
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Expenses for each year of the Term, if less than one hundred percent (100%) of the Building rentable area shall have been occupied by tenants at any time during such year, Operating Expenses shall be determined for such year to be an amount equal to the operating expenses which would normally be expected to be incurred had such occupancy been one hundred percent (100%) throughout the year.

         On or about the first day of March, 1999, and each subsequent March 1st, or as soon thereafter as the necessary information can reasonably be secured, Landlord shall calculate the amount of actual Operating Expenses for the calendar year immediately preceding. The actual Operating Expenses so determined shall be divided by the said rentable area in the Building and the quotient so obtained ("Actual Footage Expense") shall be compared to the Base Footage Expense. If the Actual Footage Expense so determined exceeds the Base Footage Expense, then Landlord shall promptly notify Tenant specifying the adjustment to the Base Rent. There shall be no reduction in the Base Rent if the Actual Footage Expense is less than the Base Footage Expense. On the first Base Rent payment date next following each such notice from Landlord ("Adjustment Date"), Tenant, in the case of an increase, shall pay to Landlord a lump sum equal to 1/12th of the product of the difference between the Actual Footage Expense and the Base Footage Expense times the said rentable area of the Premises, multiplied by the number of months (and any fraction thereof) of the Term then elapsed from the Commencement Date, or January 1st preceding the last Adjustment Date (if any has occurred), whichever date is most recent, to such payment date, taking into account any applicable adjustments to the Base Rent previously paid under this Paragraph 3. Thereafter, and continuing until the issuance of a new notice by Landlord, Tenant shall pay to Landlord each month, 1/12th of the product of the difference between the Base Footage Expense and 110% of the Actual Footage Expense times the said rentable area of the Premises. On or about March 1st of each year during the Term and at any time Landlord issues a notice to Tenant comparing the Base Footage Expense and the Actual Footage Expense, the amounts, if any, collected by Landlord from Tenant under this Paragraph 3 shall be adjusted, and if the amount so collected differs from the amount actually due to Landlord hereunder, a reconciliation shall be made between Landlord and Tenant. The foregoing adjustment provision shall survive the Expiration Date and be applicable to such portion of the preceding calendar year as this Lease was in effect.

         "Operating Expenses" shall mean those items of cost and expense paid or incurred by, or on behalf of, Landlord for management, repair, maintenance or operation of the Building, adjacent plazas and sidewalks, the Land, and the personal property of Landlord used in the operation of the Building and Land as determined in accordance with generally accepted principles of sound management consistently applied, which are properly


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chargeable to the operation of the Building, including but not limited to:

                  (i) Wages, salaries, bonuses and fees along with related taxes, insurance benefits and other fringe benefits and reimbursable expenses.

                  (ii) All operation, management, maintenance, inspection, repairs, painting of common areas, replacements, upkeep and servicing of the Building and the equipment therein, including all supplies, equipment, tools and materials used therein and service contracts (including but not limited to alarm service, window cleaning, pest control, elevator and janitorial services);

                  (iii) Water, electricity, power, fuel and other utilities;

                  (iv)  Premiums and other charges, with respect to insurance;

                  (v) All taxes and assessments and governmental charges and fees imposed upon the Building, the Land, and Landlord's property used therein, together with the allied facilities or improvements thereon (including without limitation any occupancy, gross receipts or rental taxes paid by Landlord, but not income or franchise tax or any other taxes imposed or measured by Landlord's income or profits unless the same is in lieu of real estate taxes);

                  (vi) The management fee paid for managing the Building for the Landlord;

                  (vii) Amortization, of the cost of capital investment items (or the rentals attributable to leasing such items) that are for the purpose of reducing operating costs or that may be required by governmental authority and/or Landlord's insurance carriers, plus interest on the unamortized balance thereof at the then current market rate. All such costs shall be amortized over the reasonable life of the capital investment items, with the reasonable life and amortization schedule being determined in accordance with sound management accounting principles.

         3.E. Failure of Landlord to furnish a statement of actual Operating Expenses or to give notice of an adjustment to Base Rent under this Paragraph 3 in a timely manner shall not prejudice or act as a waiver of Landlord's right to furnish such statement or give such notice at a subsequent time or collect any adjustments to the Base Rent for any preceding period. Tenant hereby agrees that the Landlord's statement of actual Operating Expenses shall be final and binding for all purposes of this Lease unless, within thirty (30) days after Landlord provides Tenant with written notice of the statement, Tenant provides Landlord with written notice (i) disputing the mathematical accuracy of such amount (the "Disputed


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Amount"), (ii) designating a certified public accountant, reasonably acceptable to Landlord, and appointed by Tenant, at its sole cost and expense, to review the mathematical accuracy of the Disputed Amount with Landlord and/or its designated representatives and (iii) agreeing to pay all of Landlord's costs and expenses in connection with such review, including attorneys' fees and accountants' fees, unless as a result thereof the Disputed Amount is demonstrated to reflect a mathematical error in excess of three percent (3%) of the amount actually due from Tenant. Landlord hereby agrees, in the event it receives such notice from Tenant, to cooperate in promptly completing such review and promptly refunding any portion of the Disputed Amount which exceeds the amount actually due from Tenant. Tenant shall cause its accountant, and any employees or agents involved in such review to keep all information disclosed by Landlord in connection with such review strictly confidential. Notwithstanding Tenant Is written notice to Landlord of its election to conduct a review of Landlord' s records, Tenant shall timely pay to Landlord the amount due Landlord in accordance with Landlord's statement and estimated Operating Expenses for the current calendar year determined in accordance with Paragraph 3.D., above, which payments shall be subsequently equitably adjusted if Tenant's review discloses an overpayment acknowledged by Landlord.

         3.F. Failure of Landlord to furnish a statement of actual Operating Expenses or to give notice of an adjustment to Base Rent under this Paragraph 3 in a timely manner shall not prejudice or act as a waiver of Landlord's right to furnish such statement or give such notice at a subsequent time or collect any adjustments to the Base Rent for any preceding period.


IMPROVEMENTS BY LANDLORD

         4.A. Tenant accepts the Premises in its "as-is" condition, with no warranty from Landlord as to the condition of the Premises, including without limitation, the improvements, equipment, and appliances contained therein.

         4.C. Within 30 days after the Commencement Date, Tenant will execute and deliver to Landlord a written declaration stating the Commencement Date and Expiration Date. In such declaration, Tenant shall certify that Tenant is in possession and has accepted the Premises, and that all conditions of this Lease required of Landlord as of that date have been fulfilled, and there are no defenses or off-sets against the enforcement of this Lease by Landlord.

         4.D. Landlord's interest in the Premises and Building shall not be subject to liens for improvements made by the Tenant, and Tenant shall have no power or authority to create any lien or permit any lien to attach to the Premises or to the present estate,


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reversion or other estate of Landlord in the Premises herein demised or on the
Building or other improvements thereon as a result of improvements made by Tenant or for any other cause or reason. All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Premises or any part thereof, are hereby charged with notice that such liens are expressly prohibited and that they must look solely to Tenant to secure payment for any work done or material furnished for improvements by Tenant or for any other purpose during the term of this Lease, and Tenant covenants to promptly notify such parties of this provision exculpating Landlord from liability for such liens. Tenant shall indemnify Landlord against any loss or expense incurred as a result of the assertion of any such lien, and Tenant covenants and agrees to transfer any claimed or asserted lien to a bond or such other security as may be permitted by law within three (3) business days of the assertion of any such lien or claim of lien. Tenant shall advise all persons furnishing designs, labor, materials or services to the premises in connection with Tenant's improvements thereof of the provisions of this Paragraph. If any such lien is claimed against the Premises, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for such purposes shall be paid by Tenant to Landlord as additional rent within ten (10) days of Landlord's demand therefor.


FAILURE TO GIVE POSSESSION

         5. If Landlord should fail to tender possession of the Premises to Tenant by the date Landlord has specified as the Commencement Date for any reason other, this Lease shall not be void or voidable by Tenant, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. The Term shall commence at the time thereafter when Landlord tenders possession of the Premises to Tenant, and such date shall be the actual Commencement Date, and the Term of this Lease shall be measured from said Commencement Date.


USE

         6. The Premises shall be used for general office and related purposes and no other purpose. The Premises shall not be used for retail sales (unless specified to the contrary) or for any illegal purposes or in violation of any regulation of any governmental body, or in any manner to create any trespass, or to vitiate any insurance or increase the rate of insurance on the Premises or the Building. Tenant agrees to comply with all governmental rules, regulations, decrees or requirements applicable to the use and occupancy of the Premises. Tenant will not use or permit the Premises to be used or occupied for any purpose or in a any manner


                                       5
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that may cause or tend to cause demonstrations, picketing, impair the reputation of the Building or its desirability as an office building; use the Building or allow the Premises to be used for any improper, immoral, unlawful, pornographic, sexually explicit, or objectionable purpose. Tenant will conduct its business and control its employees and agents in such a manner as not to create any nuisance or interfere with, annoy, or disturb any other tenant or occupant of the Building or Landlord in its operation of the Building. If Tenant receives notice of any claim of violation of any law, rule or regulation applicable to the Premises, Tenant shall give prompt notice thereof to Landlord. In the event of any such circumstance, Tenant will give Landlord an opportunity to defend the alleged violation with counsel reasonably acceptable to both Landlord and Tenant, at Tenant's expense, and both will cooperate in the defense of any alleged violation. In case of breach of any of the covenants contained in this Paragraph 6, Landlord may, in addition to all other remedies available to the Landlord under the Lease, elect to terminate this Lease by giving Tenant 60 days' written notice to vacate.


RELOCATION

         7.A. Landlord may, by notice to Tenant, change the location of the Premises from that set forth herein to another location on any floor.

         7.B. Landlord reserves the right, upon giving 60 days, advance notice to Tenant, to transfer and remove the Tenant from the Premises to any other available rentable area of substantially equal size and area and equivalent rental in the Building. Landlord shall bear the expense of such removal as well as the expense of any renovations or alterations necessary to make the new space substantially conform in layout and appointment with the original premises. Landlord shall additionally bear the reasonable costs incurred by Tenant in collection with replacement of existing stationary and business cards, and the relocation of communications and computer lines. Landlord may exercise the right to so relocate Tenant under this Paragraph 7 at any time including but not limited to the period before Tenant takes possession of the Premises.


REPAIRS BY TENANT AND REMOVAL OF TENANT'S IMPROVEMENTS AND ALTERATIONS

         8.A. Tenant accepts the Premises in their present condition (subject to Tenant's obligation to bring the Premises into compliance with Applicable Laws pursuant to Paragraph 41) as suited for the use intended by Tenant. Tenant will, at Tenant's sole expense, take good care of the Premises and the fixtures, equipment and appurtenances therein, and will suffer no active or permissive waste or injury thereof. Tenant agrees, at Tenant's expense, but


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

under the direction of Landlord, to promptly repair (making replacements where necessary) any injury or damage to the Premises. Tenant also agrees, at Tenant's expense but under the direction of Landlord, to promptly repair (making replacements where necessary) any injury or damage to the Building caused by the misuse or neglect thereof by Tenant, Tenant's employees, or by persons entering the Building under express or implied invitation of Tenant. All such repairs and replacements shall be of a quality equal to original installations. If Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make repairs or replacements, and Tenant shall repay the cost thereof to Landlord on demand.

         8.B. Tenant will not, without Landlord's written consent, make any alterations, additions or improvements in or about the Premises. Tenant shall obtain all appropriate governmental permits and approvals at Tenant's expense prior to beginning any such work in the Premises. All alterations, additions or improvements to the Premises (including, but not limited to, floor covering, wall covering, wall and ceiling lighting fixtures, carpets, drapes and drapery hardware) made or installed by Tenant (or by the Landlord for Tenant's benefit) shall, at Tenant's sole cost and expense, comply with Applicable Laws, and shall become the property of Landlord at the Expiration Date. Landlord reserves the right to require Tenant, at Tenant's expense: (i) to remove any improvements or additions made to the Premises by Tenant, or by Landlord for Tenant's benefit, at the Expiration Date; and (ii) to repair all injury done by or in connection with installation or removal of said improvements or additions. Tenant further agrees to do so prior to the Expiration Date, or within 30 days after notice from Landlord, whichever shall be later, provided that Landlord gives such notice no later than 30 days after the Expiration Date. Any increase in property taxes on or fire or casualty insurance premiums for the Building attributable to such alteration, addition, or improvement shall be borne by Tenant.

         8.C. No later than the Expiration Date, Tenant will remove all Tenant's personal property and Tenant shall repair all injury done by or in connection with the installation or removal of said property and surrender the Premises (together with all keys to the Premises) in as good a condition as they were at the beginning of the Term, reasonable wear and tear excepted. All property of Tenant remaining on the Premises after the Expiration Date shall be deemed conclusively abandoned and may, at the election of Landlord, either be retained as Landlord's property or be removed by Landlord, and Tenant shall reimburse Landlord for the cost of removing the same, subject, however, to Landlord's right to require Tenant to remove any improvements or additions made to the Premises by Tenant pursuant to Paragraph 8.B.

         8.D. In doing work of any nature in, to or about the Premises, Tenant will use only contractors or workmen approved in writing by Landlord.


REPAIRS BY LANDLORD

         9.A. Tenant agrees that unless otherwise stipulated herein, Landlord shall not be required to make any improvements to or repairs of any kind or character on the Premises during the Term, except such repairs as may be deemed necessary by Landlord for normal maintenance operations of the Building's plumbing, heating and air conditioning and electrical systems. Landlord shall use reasonable diligence in carrying out its obligations under this Paragraph 9, but shall not be liable under any circumstances for any incidental or consequential damage to any person or property for any failure to do so.

         9.B. Landlord reserves the right to make changes in and about the Building and Land, including any improvements located thereon. Such changes may include, but not be limited to, rehabilitation, redecoration, refurbishment and refixturing of the Building and expansion of or structural changes to the Building, and changes to the address or name of the Building. The right of Tenant to quiet enjoyment and peaceful possession given under the Lease will not be deemed breached or interfered with by reason of Landlord's actions pursuant to this paragraph so long as such actions do not materially deprive Tenant of its use of the Premises.


SERVICES: ELEVATOR, AIR CONDITIONING, WATER, CLEANING AND ELECTRICITY

         10.A. Landlord shall furnish the following services without charge, at the proper season, during work day hours of 8:00 A.M. to 6:00 P.M. on Mondays through Fridays, inclusive, (except where otherwise specified) on normal business days, except holidays observed by national banks in Tampa, Florida and Gasparilla Day:

                  (i) Elevator service and freight elevator service in common with other tenants shall be provided during hours set by Landlord, provided that at all times there shall be at least one elevator available to service the Premises;

                  (ii) Air conditioning in Landlord's judgment sufficient to reasonably cool or heat the Premises;

                  (iii)  Water for ordinary lavatory purposes;

                  (iv)   Common use restrooms;

                  (v) Cleaning services during non-business hours, except Saturdays and Sundays in accordance with the specifications attached hereto as Exhibit "C";

                  (vi) Electric current as provided in Paragraph 10.B.

         Services under items (i) and (ii) for periods other than periods prescribed above will be made available by Landlord for the benefit of Tenant provided Tenant has given Landlord written notice at least 24 hours in advance. Tenant shall pay on demand as Additional Rent Landlord's standard charge for such additional service(s).

         10.B. Landlord shall furnish electric current sufficient for 3 watts per square foot of rentable area connected load at 85% demand during the time periods of Paragraph 10.A. Tenant will not, without Landlord's prior written consent in each instance, use or connect any electrical equipment or additional services, which in Landlord's opinion will increase the said load, demand load or use, or which will interfere with the electrical use or reasonable electrical requirements of others in the Building. If Landlord grants such consent and provides additional electrical service, circuits or equipment, or if Tenant uses any of the services enumerated in this Paragraph 10.B. in an amount or for a period in excess of that provided for herein, then Landlord shall charge Tenant, and Tenant shall pay to Landlord, as Additional Rent, a sum as reimbursement for the direct cost of such added services, at the rate published by the appropriate public utility company supplying said service for that level of consumption, together with applicable Florida Rental Tax.

         10.C. Landlord shall in no way be liable for cessation of any of the services of this Paragraph 10 caused by strike, accident or breakdown, nor shall Landlord be liable for damages from the stopping of elevators or elevator service, or any of the fixtures or equipment in the Building being out of repair, or for injury to person or property, caused by any defects in the electrical equipment, heating, ventilating and air conditioning system, elevators or water apparatus, or for any damages arising out of failure to furnish the services enumerated in this Paragraph 10. Cessation of any of the services of this Paragraph 10 shall not be considered to be an eviction or disturbance of Tenant's use of the Premises nor shall this Lease or any of the provisions be deemed invalidated by such cessation.

         10.D. There shall be no abatement, set-off or apportionment of rent payable by Tenant relative to the failure of Landlord to furnish, or interruption in the delivery of, any of the services of this Paragraph 10 or the making of any of the repairs or maintenance of Paragraph 9. Landlord may temporarily discontinue any such services as may be necessary due to causes (except lack of funds) beyond the reasonable control of Landlord.


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

Landlord shall use reasonable diligence in carrying out its obligations under this Paragraph 10, but shall not be liable under any circumstances for any incidental or consequential damage to any person or property for any failure to do so. No reduction or discontinuance of such services under this Paragraph 10 shall be construed as an eviction of Tenant or (except as specifically provided in this Lease) release Tenant from any obligation of Tenant under this Lease, and nothing contained herein shall derogate from the provisions of Paragraph 21.

         10.E. Landlord's obligation to furnish heat, cooling and electricity shall be conditioned upon the availability of adequate energy sources. Landlord shall have the right to reduce heat, cooling and electricity within the Building as required by any mandatory or voluntary fuel or energy savings, allocation or similar statute, regulation, order or program.

TENANT RISK

         11. Landlord, its officers, directors, agents, and employees shall not be liable for any loss, injury or damages to persons or property resulting from any cause whatsoever, including, but, not limited to acts or omissions of Landlord or other tenant in the Building, construction defects, water, rain, sleet, fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Premises or the Building, or from the pipes, appliances or plumbing works therein or from the roof, street, or subsurface or whatsoever, storms, negligence and accidents, breakage, stoppage, or leaks of gas, heating, sewer pipes, boilers, wiring or plumbing or any other defect in, on or about the Premises, except where such damage is caused by or due to the sole gross negligence or willful acts of Landlord. Tenant expressly assumes all liability for or on account of any such injury, loss or damage, and will at all times indemnify and save Landlord harmless from and against all liability, damage or expense caused by, or arising out of, any such injury, loss or damage to persons or property upon the Premises, the Building or the contiguous land. Landlord makes no representations or warranties with respect to crime in the area, undertakes no duty to protect against criminal acts and shall not be liable for any injury, wrongful death, business damages, or property damage arising from any criminal acts. The Landlord may, from time to time, employ security personnel and equipment, however, such personnel and equipment are only for the protection of the Landlord's property. The Landlord reserves the right, in its sole and absolute discretion, to start, alter or terminate any such security services without notice. The Tenant is urged to provide security for its own personnel, property, and business, as it deems necessary. The Tenant is urged to obtain insurance to protect against criminal acts.

DESTRUCTION OR DAMAGE TO PREMISES

         12.A. If the Premises or the Building are so substantially damaged as to be untenantable by storm, fire, earthquake or other casualty, or if the Building is damaged to the extent that the cost of repair exceeds 25?6 of the then replacement cost of the Building, or if the Premises or Building are materially damaged by such event during the last six (6) months of the Term or any extension thereof, then Rent shall equitably abate from the date of such damage or destruction, and Landlord, at Landlord's sole option, may elect: (i) to terminate this Lease as of the date of the fire or casualty by written notice to Tenant given within 60 days after that date; or (ii) to commence within 60 days of receipt of insurance settlement the restoration of the Premises to a tenantable condition (including Tenant Improvements existing at the commencement of the Lease Term) but not including any other alterations, additions, or improvements by Tenant), which restoration Landlord shall pursue with due diligence. In the event Landlord elects to restore the Premises, this Lease shall remain in force and effect and Rent shall commence upon delivery of the Premises to Tenant in a tenantable condition.

         12.B. If the Premises are damaged but not rendered wholly untenantable by any of the events set forth in Paragraph 12.A and this Lease shall not be terminated pursuant to Paragraph 12.A, Rent shall abate in such proportion as the Premises have been damaged and Landlord shall restore the Premises as speedily as practicable whereupon full rent shall commence.

         12.C. In no event shall Rent abate if the damage or destruction of the Premises, whether total or partial, is the result of the negligence of Tenant, its agents or employees.

         12.D. Landlord shall have no liability under any circumstances for any business losses of Tenant, or for any losses to Tenant's personal property or fixtures caused by any casualty occurrence as contemplated in this Paragraph 12. No damages shall accrue to Tenant, nor shall any termination privilege become operable against Landlord, for delays which may occur because of adjustment of any insurance claim by Landlord, or for any delay not reasonably within Landlord's control.


SUBORDINATION AND ATTORNMENT

         13.A. This Lease is and shall continue to be subject and subordinate to any mortgages, deeds of trust, ground leases and underlying leases which may now or hereafter cover or affect the Land or the Building, and to all renewals, modifications, consolidations, replacements and extensions of any such instruments. This clause shall be self-operative and no instrument of subordination shall be required, however, at any time and from time to time, Tenant shall execute promptly any certificate in confirmation of such subordination that Landlord may request.

         13.B. If any such ground or underlying lease(s) or mortgage or deed of trust is terminated or foreclosed, this Lease (at the option of the lessor under such ground or underlying lease (s) or the purchaser at such foreclosure sale, as the case may be) shall not terminate, nor be terminable by Tenant by reason of such termination or foreclosure, and Tenant shall attorn to the lessor under such ground or underlying lease (s) or the purchaser at such foreclosure sale. In no event shall any such lessor or purchaser be:

                  (a) liable for any act or omission of Landlord or any prior landlord;

                  (b) liable for the return of any security deposit not assigned or received by such purchaser;

                  (c) subject to any offsets or defenses that the Tenant might have against Landlord or any prior landlord;

                  (d) bound by any payment or rent or additional rent that Tenant might have paid to Landlord or any prior landlord for more than the current month;


RULES AND REGULATIONS

         14. Tenant shall at all times and shall cause its employees, agents, licensees, and any other persons entering the Building under express or implied invitation of Tenant, to observe and comply with the Rules and Regulations attached hereto as Exhibit I'D", and such further reasonable rules and regulations as Landlord may prescribe on written notice to Tenant. Landlord shall use reasonable efforts to secure compliance by all tenants and other persons with the Rules and Regulations from time to time in effect, but shall not be responsible to Tenant for failure of any person to comply with such Rules and Regulations.


FLOOR LOAD

         15. Tenant shall not overload the floors, nor shall Tenant install any heavy business machines or any safes or heavy equipment of any kind without prior written consent of Landlord, which, if granted, may be conditioned upon moving by skilled licensed handlers and installation and maintenance at Tenant's expense of special reinforcing and settings adequate to absorb and prevent noise and vibration.

DEFAULT

         16.A. If Tenant defaults in paying any installment or other payment of Rent on or before the date when due; or if Tenant is in default for 15 days after written notice thereof in performing any other of Tenant's obligations hereunder; or if the Premises shall become vacant, deserted or abandoned; or if Tenant is named in a petition in bankruptcy; or if a receiver is appointed for Tenant's property, including Tenant's interest in the Premises, and such receiver or petition is not removed or discharged within 60 days after written notice from Landlord to Tenant to obtain such removal; or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof is or is proposed to be reduced or payment thereof deferred; or if Tenant makes an assignment for the benefit of creditors; or if the Premises or Tenant's effects or interest therein shall be levied upon or attached under process against Tenant, not satisfied or dissolved within 30 days after such levy or attachment; then, and in any of said events Landlord, at its option, may after the occurrence of such default, in addition to any other rights or remedies under law or equity, pursue any or all of the following:

                  (i) Terminate this Lease by written notice to Tenant. Upon such termination by Landlord, Tenant will at once surrender possession of the Premises to Landlord and remove all of Tenant's effects therefrom; and Landlord may forthwith re-enter the Premises and repossess itself thereof, and remove all persons and effects therefrom, using such force as may be necessary without being guilty of trespass, forcible entry or detainer or other tort; or

                  (ii) Remedy such default for the account and at the expense of Tenant without thereby waiving such default; or

                  (iii) Landlord may declare immediately due and payable all Base Rent and all Additional Rent and any other charges and assessments against the Tenant due or to become due hereunder for the balance of the Term.

         16.B. In addition to, and not in lieu of Landlord's foregoing rights, Landlord may, at its option, as Tenant's agent without termination of this Lease, enter upon and rent the Premises, with or without advertisement, and by private negotiations and for any terms and conditions Landlord deems reasonable. Tenant shall be liable to Landlord for deficiency, if any, between all rent reserved hereunder and the total rental applicable to the Term obtained by Landlord on re-letting after deducting Landlord's expenses in restoring the Premises and all cost incident to such re-letting, including without limitation, advertising costs, legal fees and brokerage commissions. The total rental applicable to the term obtained by Landlord on such reletting shall be the property of the Landlord and Landlord shall not be liable to Tenant for any excess thereof over rent reserved hereunder.

         16.C. In the event Landlord elects to terminate this Lease as herein above provided, Landlord may, in addition to any other remedies it may have, recover from Tenant all damages Landlord may incur by reason of such default, including the cost of recovering the Premises, reasonable attorneys' fees, a prorata portion of any rental abatement, tenant improvement allowance, and any other cash concession set forth herein (which shall be amortized over the Term) and including the worth at the time of such termination of the excess, if any, of the amount of Base Rent and Additional Rent reserved in this Lease for the remainder of the Term over the then reasonable rental value of Premises for the remainder of the Term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

         16.E. The receipt by Landlord of Base Rent or Additional Rent or any other charge or assessment with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach other than the failure of Tenant to pay the particular Base Rent or Additional Rent or other charges or assessments so accepted.


ASSIGNMENT AND SUBLETTING

         17.A. Without the prior written consent of Landlord, Tenant shall not assign, mortgage or encumber this Lease or sublease the Premises or any part thereof.

         17.B. If Tenant desires to sublease the Premises or any part thereof, Tenant shall submit to Landlord a written request for the consent of Landlord to such subletting, which request shall be accompanied by the name and address of the proposed subtenant,,a description identifying the space to be sublet, a copy of the fully executed sublease conditioned only upon approval of Landlord, the nature and character of the business of the proposed subtenant, and its proposed use of the Premises, current financial information on the proposed subtenant and such other information as Landlord may request. Landlord shall have the option within 30 days of receipt of such notice and information to give notice to Tenant requiring Tenant to sublease to Landlord or its nominee such portion of the Premises proposed to be sublet, for a term to commence on the date as set forth in Landlord's notice to Tenant (which date shall not be less than 60 nor more than 120 days following the service of such notice) and to expire on the expiration date provided in the proposed sublease, but otherwise on the same terms and conditions as contained in this Lease, except for such terms and conditions thereof that are irrelevant or inapplicable, in which event, Tenant shall deliver possession of the sublet area in the same condition as Tenant is obligated to surrender possession at the end of the

Term, as provided in this Lease, except that Landlord shall make the necessary separating partitions and Tenant shall reimburse Landlord for the cost thereof.

         17.C.    In the event Landlord requires Tenant to sublease to
Landlord or its nominee, pursuant to Paragraph 17.B, then the rents (including all additional rents) payable under the sublease shall be equal to the proportion of such rents payable under this Lease as the proportion which the usable sublet area bears to the usable area in the Premises. Without limiting the generality of the foregoing, it is expressly agreed that: (i) this Paragraph 17 is inapplicable to such sublease to Landlord or its nominee; (ii) such sublease to Landlord or its nominee shall grant to the subtenant the unqualified and unrestricted right, without Tenant's permission: (1) to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any portion thereof and (2) to make any and all changes, alterations and improvements in the space covered by the sublease; (iii) such sublease to Landlord or its nominee shall provide that any assignee or undertenant of the subtenant may, at the election of the subtenant, be permitted to make alterations, decorations and installations in such space or any part thereof, and shall also provide in substance that any such alterations, decorations and installations thereon made by an assignee or undertenant of the subtenant may be removed, in whole or in part, by such assignee or undertenant, at its option, prior to or upon the expiration or other termination of such sublease, provided that such assignee or undertenant, at its expense, shall repair the damage and injury, if any, to such space caused by such removal; and (iv) such sublease to Landlord or its nominee shall also provide the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties.

         17.D. In the event that Landlord shall not exercise its option under Paragraph 17.B, then Landlord shall not unreasonably withhold or delay its consent to the proposed subletting, provided:

                  (i) The proposed subletting is for purposes not inconsistent with the manner of use permitted herein and is in keeping with the then standards of the Building and does not violate any negative covenants or rights granted other tenants in any other lease between Landlord and other tenants in the Building; and

                  (ii) The proposed subtenant is a reputable party of reasonable financial worth considering the responsibility involved and Tenant shall provide Landlord with proof thereof satisfactory to Landlord; and

                  (iii) The proposed subtenant is not then an occupant of any part of the Building; and

                  (iv) The proposed sublease shall contain a provision making such sublease subject to the terms and conditions of this Lease; and

                  (v) The proposed subletting shall not release Tenant from the due, prompt and punctual performance of all the terms, covenants and conditions contained in this Lease on its part to be performed or observed and from the payment of the Base Rent and Additional Rents due and to become due under this Lease; and

                  (vi) The consent of Landlord to the proposed subletting shall not constitute a waiver of any provision of this Lease and no further subletting shall be made without Landlord's prior consent in writing, and the subtenant shall not further assign or sublet the Premises without Landlord's prior written consent, and then only upon compliance with all the provisions contained in this Paragraph 17; and

                  (vii) That in the event portions of the Premises are sublet, in no event shall there be more than one tenant (including Tenant) in the Premises; and

                  (viii) Tenant shall not have (1) advertised or publicized in any way the availability of all or part of the Premises without prior notice to Landlord or (2) publicly advertised the Premises for subletting whether through broker, agent, representative or otherwise at a rental rate less than that for which space in the Building is being offered for rent by Landlord, but this provision shall not prohibit the renting by Tenant at such lower rate; and

                  (ix) Landlord shall have the right to require Tenant to pay to Landlord a sum equal to (1) any rent or other consideration paid to Tenant by any subtenant which is in excess of the rent then being paid by Tenant to Landlord pursuant to the terms of this Lease and (2) any other profit or gain realized by Tenant from any such subletting. All sums payable under this Paragraph 17.D (ix) by Tenant shall be paid to Landlord as Additional Rent immediately upon receipt thereof by Tenant. If only a part of the Premises is sublet, the rent paid therefor by Tenant to Landlord shall be deemed to be that fraction thereof that the usable area of such sublet space bears to the usable area of the Premises.

         17.E.    If Tenant is a limited liability company, a
corporation other than a corporation the outstanding voting stock of which is listed on a "national securities exchange,, (as defined in the Securities Exchange Act of 1934), or a general or limited partnership (the "Entity"), any transfer of part or all of the shares, units or interests in the Entity by sale, assignment, merger, reorganization, bequest, inheritance, operation of law or other disposition (including, but not limited to, such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency, or other proceedings, including but not limited to any adjustment in partnership interests) so as to result in a change in the present control of said Entity by the person(s) now owning a majority of said corporate shares, units or interests in the Entity shall constitute an assignment for purposes of this Paragraph 17.

         17.F. If Tenant assigns this Lease or subleases all or a portion of the Premises without conforming to all of the terms and conditions of this Paragraph 17, Landlord shall not be precluded from collecting rent from the assignee or subtenant and collection of same shall not be construed to be a ratification by Landlord of the assignment or sublease; and the proposed assignment or sublease shall be voidable at the option of the Landlord.

         17.G. Tenant covenants and agrees that in any case where Tenant claims Landlord is unreasonably withholding its consent to a subletting, Tenant shall not make any claim against Landlord for damages but shall be restricted to the remedy of declaratory judgment.

         17.H. In the event Tenant desires to assign this Lease or any part hereof, Tenant shall submit to Landlord a written request for Landlord's consent to such assignment, which request, shall be accompanied by the name and address of the proposed assignee and a copy of the fully executed assignment conditioned only upon the approval of Landlord, together with the proposed assignee's proposed use of the Premises, current financial information on the proposed assignee and such other information as Landlord may request. Based upon such information, Landlord may in its sole discretion (i) grant Tenant right to assign the Lease, (ii) deny Tenant's request to assign this Lease, (iii) terminate this Lease effective no less than thirty (30) days after notice to Tenant of such termination, or (iv) seek additional information with respect to the proposed assignee. If Landlord grants its consent, it shall have the right to require Tenant to pay Landlord a sum of money equal to any rent and any other consideration paid to Tenant by such assignee in excess of any rent which is then being paid or which under the terms of this Lease is to be paid by Tenant to Landlord plus any other profit or gain realized by Tenant upon such assignment. All sums payable by Tenant under this paragraph shall be paid to Landlord as Additional Rent immediately upon receipt thereof by Tenant.


RIGHT OF ENTRY

         18. Landlord shall have the right to enter into and grant licenses to enter the Premises at any time upon reasonable notice to Tenant under the circumstances (except no notice shall be required in the case of leasing, maintenance or an emergency) for any purpose which Landlord may deem necessary for any emergency or routine maintenance of, repair to, installation in or operation of the Building, including without limitation, the exhibiting of the Premises to prospective purchasers, mortgagees or tenants. In addition, Landlord shall have the right to take all necessary materials and equipment into the Premises and to store the same within during the necessary repairs and maintenance. Any entry and activity by the Landlord, as permitted under this Paragraph 18, shall not entitle Tenant to any rent abatement, shall not constitute an eviction of Tenant and shall not in any way violate the Lease or any provision hereof.


EMINENT DOMAIN

         19.A. If the whole of the Premises shall be condemned, or purchased in lieu of condemnation, by any competent authority, for any public purpose, then, the Term of this Lease shall cease and terminate from the time when the possession shall be required for such use or purpose and the rent shall be apportioned accordingly.

         19.B. If any part of the Premises shall be taken or condemned or purchased in lieu thereof by any competent authority for any public purpose, provided the balance of the Premises remaining cannot be effectively utilized by Tenant for office space, Tenant shall have the option to cancel this Lease, giving Landlord written notice within 20 days after receipt of notice of the condemnation from Landlord, or in the absence of such notice, within a reasonable time after the taking occurs. If Tenant is entitled to exercise said option to terminate and does so, all rents shall be prorated to the date Tenant is required to give up possession. In the event Tenant is not entitled to cancel the Lease, or if it is entitled to do so but does not exercise its option, then Tenant will be responsible for the rent as heretofore set forth to the date of such taking or purchase; after which date the rent herein reserved shall be reduced proportionately as the usable floor area of the remaining leased space compares to the usable floor area of the leased space before such taking or purchase.

         19.C. Landlord and Tenant hereby agree that any award or proceeds resulting from a condemnation or sale in lieu thereof of the whole or part of the Premises shall belong solely to Landlord, and Tenant hereby waives any right to make any claim therefor as the result of this Lease; provided, however, that Tenant shall not be prevented from pursuing any claim for business damages against the condemning authority, so long as such claim is separate from Landlord's claim and will not diminish Landlord's award.

         19.D. If there shall be taken during the Term of this Lease any substantial or material part of the Building, and Landlord decides not to restore the Building, Landlord may, upon reasonable notice to Tenant, terminate this Lease. If this Lease is not terminated by either party following a condemnation, Landlord shall apply the proceeds of condemnation received by Landlord to restoration, to the extent necessary.


QUIET ENJOYMENT

         20. Tenant, on paying the Base Rent and Additional Rent and keeping and performing the conditions and covenants herein contained, shall and may peaceably and quietly enjoy the Premises for the Term aforesaid as against all persons claiming by, through or under Landlord, subject, however, to the terms of this Lease and any underlying leases and mortgages or deeds of trust, if any.


INDEMNITY AND HOLD HARMLESS

         21. Notwithstanding that joint or concurrent liability may be imposed upon Landlord by law, Tenant shall indemnify, defend and hold harmless Landlord, at Tenant's expense against: (i) any default by Tenant hereunder or any violation of laws or ordinances, or governmental orders of any kind; (ii) any act or omission of Tenant or its agents, contractors, employees, licensees, or any other person entering upon the Premises under express or implied invitation of Tenant; and (iii) all claims for injury or damage to persons or property by reason of the use or occupancy of the Premises regardless of the cause. Moreover, Landlord shall not be liable for any damage or injury to the Premises, to Tenant's property, to Tenant, its agents, contractors, employees, invitees or licensees, arising from any use or condition of the Premises, the Building, or any sidewalk or entrance way . serving the Building, or the act of neglect of other Building tenants or the malfunction of any equipment or apparatus serving the Building. Any and all claims for any damage referred to in this Paragraph 21 are hereby waived by Tenant.


TENANT'S FIRE AND EXTENDED COVERAGE AND WAIVER OF SUBROGATION THEREUNDER

         22.A. At all times during the Term of this Lease, Tenant agrees to keep the trade fixtures, operating equipment, furnishings, alterations, additions, improvements (but not including the Tenant Improvements existing at the commencement of the Lease Term) and any other equipment furnished and installed by Tenant insured against loss or damage by fire or other casualty, with fire and extended coverage insurance in an amount equal to not less than ninety percent (90%) of the full insurable value thereof, written by one or more responsible insurance companies licensed to do business in the State of Florida, naming Tenant as the insured and the Landlord as the certificate holder. Each such policy shall be non-cancelable for any cause without first giving Landlord 30 days' prior written notice.

         22.B. Tenant further agrees to maintain in force during the Term of this Lease a policy or policies of commercial general liability insurance, including property damage, written by one or more responsible insurance companies licensed to do business in the State of Florida, insuring Tenant and naming Landlord as an additional insured against loss of life, bodily injury and/or property damage with respect to the Premises and the business operated by Tenant in the Premises, in which the limit of public liability shall not be less than One Million and No/100th Dollars ($1,000,000.00) for combined single limit bodily injury and property damage liability. Each such policy shall be noncancelable for any cause without first giving Landlord 30 days, prior written notice.

         22.C. A copy of the insurance policies required in Paragraphs 22.A and 22.B, or a certificate of said insurance required under said paragraphs, shall be delivered to Landlord on or before the Commencement Date.

         22.D. Landlord hereby waives any and all rights of recovery against Tenant for or arising out of damage to or destruction of the Premises, or the Building, from causes then included under standard fire and extended coverage insurance policies or endorsements, and Landlord covenants and agrees with Tenant that Landlord will obtain a waiver from the carrier of Landlord's insurance on the Building releasing such carrier's subrogation rights as against Tenant.
         22.E. Tenant hereby waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of any property of Tenant from causes then included under standard fire and extended coverage insurance policies or endorsements, and Tenant covenants and agrees with Landlord that Tenant will obtain a waiver from the carrier of Tenant's insurance on the Premises releasing such carrier's subrogation rights as against Landlord.

REMEDIES CUMULATIVE

         23. The rights given to Landlord herein are in addition to any rights that may be given to Landlord by any statute or otherwise.


HOLDING OVER

         24. If Tenant remains in possession after the Expiration Date, with Landlord's acquiescence and without any distinct agreement between the parties, Tenant shall be a tenant at will, and such tenancy shall be subject to all the provisions hereof, except that the monthly portion of the Base Rent shall be doubled for the entire hold-over period and there shall be no renewal of this Lease by operation of law. Nothing in this Paragraph 24 shall be construed as a consent by Landlord to the possession of the Premises by Tenant after the Expiration Date. Tenant shall be responsible to Landlord for all consequential damages resulting from Tenant's failure to timely surrender the Premises is strict accordance with this Paragraph.


NO WAIVER OR CHANGES

         25. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations herein or hereafter adopted by Landlord, shall not prevent a subsequent act or omission, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach other than the failure of Tenant to pay the particular rent so accepted. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No act or thing done by Landlord or Landlord's agent during the Term shall be deemed an acceptance of a surrender of the Premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord.

TENANT'S ESTOPPEL

         26. Tenant shall, from time to time, upon not less than 10 days, prior written request by Landlord, execute, acknowledge and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (for if there have been modifications that the same is in full force and effect as modified and stating the modifications), the dates to which the rent and other charges have been paid, whether or not to the best of Tenant's knowledge Landlord is in default hereunder (and if so, specifying the nature of the default), and addressing any other matter pertaining to this Lease, it being intended that any such statement delivered pursuant to this Paragraph 26 may be relied upon by a prospective purchaser of Landlord's interest or mortgagee of Landlord's interest or assignee of any mortgage or deed of trust upon Landlord's interest in the Premises.

MARGINAL NOTATIONS

         27. The marginal notations in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.


NOTICE

         28.A. Tenant shall pay the rent and other charges payable hereunder to Landlord and forward all notices to Landlord at the following address (or at such other place as Landlord may hereafter designate in writing):

                  Tampa City Center Associates
                  c/o Cushman & Wakefield of Florida, Inc.
                  One Tampa City Center, Suite 2565
                  Tampa, Florida 33602

                  With a copy to:

                  GTE Realty Incorporated
                  One Tampa City Center, Suite 2838
                  Tampa, Florida 33602

Landlord shall forward all notices to Tenant to:

                  Brassie Golf Corporation
                  One Tampa City Center, Suite 201
                  Tampa, Florida 33602
                  Attention: __________

Any notice provided for in this Lease must, unless otherwise expressly provided herein, be in writing, and be forwarded by registered or certified mail, return receipt requested, postage prepaid, or by personal delivery or national overnight service. Any notice of demand required to be given or that may be given hereunder shall be deemed complete upon the date of receipt thereof, or if delivery is refused, on the date of attempted delivery thereof. If notice deposited in the mail, in the manner above, is unclaimed, such notice shall be effective three (3) days after the date of mailing. Either party hereto may change its address to any other address in the United States of America by notice in writing given to the other party in the manner herein provided.

         28.B. Tenant hereby appoints as its agent to receive all dispossessory or distraint proceedings, the person occupying the Premises, and if there is no person occupying same, then such service may be made by attachment thereof on the main entrance to the Premises.


USE OF NAME

         29. Tenant shall not, except to designate Tenant's business address (and then only in a conventional manner and without emphasis or display), use the name or mark (as shown on the top of this page) "One Tampa City Center" for any purpose whatsoever. Landlord shall have the right from time to time to rename the Building, and shall not be liable to Tenant for the resulting costs.


APPLICABLE LAWS

         30. This lease shall be construed under the laws of the State of Florida.


HEIRS AND ASSIGNS

         31. The provisions of this Lease shall inure to the benefit of and be binding upon Landlord and Tenant, and their respective successors, heirs, legal representatives and assigns; it being understood that the term "Landlord", as used in this Lease, means only the owners, or the lessee for the time being of the Land and the Building, so that in the event of any sale or sales of the Land or of any lease thereof, the Landlord named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, or the lessee, as the case may be, has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder during the period such party has possession of the Land and the Building. Should the Land and the entire Building be severed as to ownership by sale and/or lease, then the owner of the entire Building or lessee of the entire Building that has the right to lease space in the Building to tenants shall be deemed the "Landlord". Tenant shall be bound to any succeeding landlord for all the terms, covenants and conditions hereof and shall execute any attornment agreement not in conflict herewith at the request of any succeeding landlord.


LANDLORD'S EXCULPATION

         32. Neither shareholders, officers or directors of Landlord (collectively, the "parties") shall be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord' s obligations hereunder and shall not seek any damages against any of the parties. Tenant agrees that the liability of Landlord for Landlord's obligations under this Lease is specifically limited to Landlord's interest in the Building, and Landlord shall never be personally liable with respect to any of the terms, covenants and conditions of this Lease.


ENTIRE AGREEMENT AND OTHER AGREEMENTS

         33.A. This Lease and the instrument setting forth the Commencement Date and the Expiration Date pursuant to Paragraph 2, contain the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the Landlord and Tenant not embodied herein, shall be of any force or effect.

         33.B. Any agreement hereafter between Landlord and Tenant shall be ineffective to modify, release or otherwise effect this Lease, in whole or in part, unless such agreement is in writing and signed by both parties.


REASONABLE MODIFICATION

         34. If in connection with obtaining financing for the Building, or for any ground or underlying lease(s), a recognized institutional, lender shall request reasonable modifications in this Lease as a condition of such financing, Tenant will not unreasonably withhold, delay or defer its consent, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect, to a material extent, Tenant's leasehold interest or Tenant's use and enjoyment of the Premises.


LEGAL CONSTRUCTION

         35. If any of the provisions of this Lease shall be held to be invalid, illegal or unenforceable for any reason, such circumstance shall not affect any other provision. This Lease shall be construed as if such invalid, illegal or unenforceable provision had never been herein.

BROKER

         36. Tenant represents that, except for Cushman & Wakefield, Inc. ("Broker"), Tenant has not dealt with any real estate broker, sales person or finder in connection with this Lease, and no other real estate broker initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant agrees to indemnify and hold harmless Landlord from and against any liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord shall be responsible for the payment of all commissions to Broker, based upon the leasing commission policy of Landlord affecting the Building on the date of this Lease.


SECURITY DEPOSIT

         37. Tenant has deposited with Landlord a sum equal to Fifty Thousand, Six Hundred Fourteen 67/100 (50,614.67), which comprises: (i) prepaid Base Rent for the first month of the Lease Term ($11,165.00); (ii) prepaid Base Rent for the last two months of the Lease Term (an aggregate amount of $28,284.67) (together with prepaid Base Rent for the second month referred to as the "Prepaid Rent"); and (iii) a security deposit of Eleven Thousand One Hundred Sixty Five and No/100 Dollars ($11,165.00) (the "Security Deposit"). The Prepaid Rent and the Security Deposit shall serve as security for the performance of Tenant's obligations in this Lease, except that the prepaid Base Rent shall be applied to Rent due for the specified months if not sooner applied to cure a Tenant default in accordance with this Section. The Security Deposit shall be returned to Tenant, without interest, within 30 days after the Expiration Date, provided Tenant has fully performed hereunder, and has vacated the Premises surrendering all keys. If Tenant defaults in any of the provisions of this Lease, Landlord may, but shall not be required to, apply all or part of the Prepaid Rent not previously applied to Base Rent and the Security Deposit to the payment of any amount due from Tenant hereunder or for any sum which Landlord may spend or be required to spend because of Tenant's default, including any damages or deficiency in reletting of the Premises whether such damages or deficiency accrue before or after summary proceedings or re-entry by Landlord. Landlord shall have the right to apply any part of the Prepaid Rent and Security Deposit to cure any default of Tenant and if Landlord does so, Tenant shall, within ten (10) days after demand, deposit with Landlord the amount so applied so that Landlord shall have the full Prepaid Rent and Security Deposit (less any amount of Prepaid Rent applied to the specified month's Base Rent) on hand at all times during the Term. In the event of a sale of the Building or a lease of the Building, subject to this Lease, Landlord shall be released from all liability for the application of the Prepaid Rent to the specified month's Base Rent and the return of the Security Deposit, and Tenant shall look to the new landlord for such application and return. This provision shall apply to every transfer or assignment of the Prepaid Rent and Deposit to a new landlord. The Prepaid Rent and Security Deposit shall not be assigned or encumbered by Tenant without the written consent of Landlord and such assignment or encumbrance without Landlord's consent shall be void.

ATTORNEY'S FEES

         38. In the event Tenant defaults in the performance of any of the provisions of this Lease and Landlord places the enforcement of this Lease, or any part thereof, or the collection of any rent due or to become due hereunder or recovery of the possession of the Premises in the hands of an attorney, Tenant agrees to pay Landlord's attorney's fees and costs, whether or not suit is instituted. If suit is instituted between Landlord and Tenant with respect to this Lease or the Premises, the prevailing party shall be entitled to reimbursement from the non-prevailing party for all reasonable attorneys' fees and costs incurred at the trial level and at all levels of appeal. Landlord and Tenant hereby waive the right to trial by jury in any action or proceeding brought in connection with this Lease or the Premises, to the extent such waiver is permitted by applicable law.


LANDLORD'S LIEN

         39.A. Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be, and remain subject to, such lien and security interest of Landlord for payment of all rent and other sums agreed to be paid by Tenant herein.

         39.B. The provisions of this Paragraph relating to such lien and security interest shall constitute a security agreement under and subject to the Uniform Commercial Code of the State of Florida so that Landlord shall have, and may enforce, a security interest on all property of Tenant now or hereafter placed in or on the Premises, in addition to and cumulative of the Landlord's liens and rights provided by law or by the other terms and provisions of this Lease.

         39.C. Tenant agrees to execute as debtor such financing statement or statements and such other documents as Landlord may now or hereafter request in order to protect or further perfect Landlord's security interest. Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute and file such financing statements on its behalf.


ADDITIONAL LEASES

         40. If Tenant leases other space within the Building, any default under such other lease shall constitute a default under this Lease, and any default under this Lease will constitute a default under such other lease.

APPLICABLE LAWS

         41. Tenant shall cause all portions of the leasehold improvements to the Premises, including the Tenant Improvements and any subsequent alteration, modification or addition thereto throughout the Term to comply with all laws, ordinances, rules, regulations, standards and guidelines of any governmental entity, agency or authority, including without limitation, all building codes, fire codes, life-safety codes, and the Americans With Disabilities Act of 1990 ("Applicable Laws"). Tenant shall indemnify Landlord and hold Landlord harmless from and against any expenses, damages, liabilities or claims, including attorneys' fees, arising from any alleged non-compliance of such improvements with Applicable Laws. If as a result of the Tenant Improvements or any subsequent renovation or improvements to any part of the Premises or the Building, Landlord then or at any later time becomes obligated to incur expenses to comply with any Applicable Law, which expenses Landlord would not be obligated to incur if not for Tenant making such renovation or improvement, then Tenant shall, within thirty (30) days after demand therefor, reimburse Landlord for all such expenses.


RADON

         42. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.


HAZARDOUS SUBSTANCE

         43. As used herein, "Hazardous Materials Laws" means all federal, state and local laws, statutes, ordinances and regulations, rules, rulings, policies, orders and administrative actions and orders relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any oil, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste, infectious waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any such laws, ordinances or regulations (collectively, "Hazardous Materials"). Tenant shall, at its own expense, at all times and in all respects: (i) comply with all Hazardous Materials Laws regarding Hazardous Materials introduced in or about the Building or Land by or at the direction of Tenant or in connection with Tenant's use of the

Premises ("Tenant's Hazardous Materials"); and (ii) procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals relating to Tenant's Hazardous Materials within, on, under or about the Building or Land in conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. Landlord recognizes and agrees that Tenant may use Tenant's Hazardous Materials in normal quantities that are applicable to general office use and that such use by Tenant shall not be deemed a violation of this Paragraph, so long as the levels are not in violation of any Hazardous Materials Laws. Upon termination or expiration of the Lease, Tenant shall, at its own expense, cause all of Tenant's Hazardous Materials to be removed from the Premises, Building, and Land, and transported for use, storage or disposal in accordance and compliance with all applicable Hazardous Materials Laws. Landlord acknowledges that it is not the intent of this Paragraph to prohibit Tenant from operating its business as described in this Lease. Tenant may operate its business according to the custom of the industry so long as the use or presence of Tenant's Hazardous Materials is strictly and properly monitored according to all applicable governmental requirements. Tenant shall indemnify, protect, defend (by counsel reasonably acceptable to Landlord), and hold Landlord and Landlord's Indemnitees free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses and expenses (including attorneys, fees) or death of or injury to any person or damage to any property whatsoever, including, without limitation, the Building and Land, arising from or caused in whole or in part, directly or indirectly, by the presence in or about the Building or Land of any of Tenant's Hazardous Materials or by Tenant's failure to comply with any Hazardous Materials Law regarding Tenant's Hazardous Materials or in connection with any removal, remediation, clean up, restoration and materials required hereunder to return the Premises and any other property of whatever nature to their condition existing prior to the appearance of Tenant's Hazardous Materials.

                  a. Tenant shall comply with all Hazardous Materials Laws regarding the disclosure of the presence or danger of Tenant's Hazardous Materials. Tenant acknowledges and agrees that all reporting and warning obligations required under the Hazardous Materials Laws with respect to Tenant's Hazardous Materials are the sole responsibility of Tenant, whether or not such Hazardous Materials Laws permit or require Landlord to provide such reporting or warnings, and Tenant shall be solely responsible for complying with such Hazardous Materials Laws regarding the disclosure of, the presence or danger of Tenant's Hazardous Materials. Tenant shall immediately notify Landlord, in writing, of any complaints, notices, warnings, reports or asserted violations of which Tenant becomes aware relating to Hazardous Materials on or about the Premises, the Building or the Land. Tenant shall also immediately notify Landlord if Tenant knows or has reason to believe Tenant's

Hazardous Materials have or will be released in or about the Building or Land.

                  b. Tenant shall not perform or cause to be performed, any Hazardous Materials surveys, studies, reports or inspection, relating to the Premises, the Building or the Land without obtaining Landlord's advance written consent, which consent may be withheld in Landlord's sole discretion. At any time prior to the expiration of the Lease Term, Landlord shall have the right to enter upon the Premises in order to conduct appropriate tests and to deliver to Tenant the results of such tests to demonstrate that levels of any Hazardous Materials in excess of permissible levels has occurred as a result of Tenant's use of the Premises.

                  c. The respective rights and obligations of Landlord and Tenant under this Paragraph shall survive the expiration or termination of this Lease.


NO OFFER

         44. This Lease is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until Tenant has duly executed and delivered duplicate originals to Landlord and Landlord has executed and delivered one of such originals to Tenant.


JOINT AND SEVERAL LIABILITY

         45. If Tenant is composed of more than one signatory to this Lease, each signatory will be jointly and severally liable with each other signatory for payment and performance according to this Lease. The act of, written notice to, written notice from, refund to, or signature of any signatory to this Lease (including without limitation modifications of this Lease made by fewer than all such signatories) will bind every other signatory as though every other signatory had so acted, or received or given the written notice or refund, or signed.


NO CONSTRUCTION AGAINST DRAFTING PARTY

         46. Landlord and Tenant acknowledge that each of them and their counsel have had an opportunity to review this Lease and that this Lease will not be construed against Landlord merely because Landlord has prepared it.

TIME OF THE ESSENCE

         47. Time is of the essence of each and every provision of this Lease.


NO RECORDATION

         48. Tenant's recordation of this Lease or any memorandum or short form of it will be void and a default under this Lease.


NO MERGER

         49. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord or the termination of this Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, (a) terminate all or any subleases and subtenancies or (b) operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option under this Paragraph will be exercised by written notice to Tenant and all known sublessees or subtenants in the Premises or any part of the Premises.


NOTICE OF LANDLORD'S DEFAULT

         50. In the event of any alleged default in the obligation of Landlord under this Lease, Tenant will deliver to Landlord written notice listing the reasons for Landlord's default and Landlord will have 30 days following receipt of such notice to cure such alleged default or, in the event the alleged default cannot reasonably be cured within a 30-day period, to commence action and proceed diligently to cure such alleged default. A copy of such notice to Landlord will be sent to any holder of a mortgage or other encumbrance on the building or project of which Tenant has been notified in writing, and any such holder will have a reasonable period in which to cure such alleged default, including such time as such holder may require to commence and pursue a foreclosure action, if required to effect such cure.


AUTHORITY

         51. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of the board of directors or partners, as the case may be, and agree upon request to deliver to Landlord a resolution or similar document to that effect.


TAX CREDITS

         52. Landlord is entitled to claim all tax credits and depreciation attributable to leasehold improvements in the Premises. Promptly after Landlord's demand, Landlord and Tenant will prepare a detailed list of the leasehold improvements and fixtures and their respective costs for which Landlord or Tenant has paid. Landlord will be entitled to all credits and depreciation for those items for which Landlord has paid by means of any tenant finish allowance or otherwise. Tenant will be entitled to any tax credits and depreciation for all items for which Tenant has paid with funds not provided by Landlord.


FINANCIAL REPORTS

         53. Within 15 days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements certified by Tenant Is chief financial officer to be complete and accurate. Tenant will discuss its financial statements with Landlord and will give landlord access to tenant's books and records in order to enable landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant' s financial statements that Tenant designates to Landlord as confidential except (a) to Landlord's lenders or prospective purchasers of the project, (b) in litigation between Landlord and Tenant, and (c) if required by court order.


LANDLORD'S FEES

         54. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for all of Landlord's reasonable costs incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys, engineers' or architects' fees, within 10 days after Landlord's delivery to tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.


PRESUMPTION

         55. In all cases hereunder, and in any suit, action or proceeding of any kind between the parties, it shall be presumptive evidence of the fact of the existence of a charge being due, if Landlord shall produce a bill, notice or certificate to the effect that such charge appears of record on the books in his office or appears as an open charge on the books, records or official bills of municipal authorities, and has not been paid.


WAIVER OF TECHNICAL DEFECTS IN NOTICES

         56. In lieu of Tenant waiving the right to receive any notices, Tenant hereby waives any technical defects, as to form, substance and delivery, in the giving of any notices required by this Lease and Florida Statutes, including the statutory three-day notice required by Section 83.20, Florida Statutes, so long as the notice reasonably apprises the Tenant of the general nature of the reason for the giving of the notice and affords the tenant a reasonable opportunity to cure, if applicable.


TELECOMMUNICATIONS

         57. Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all of Tenant's telecommunications equipment shall be and remain solely in the Tenant's premises and the, telephone closet(s) on the floor(s) on which the Tenant's premises is located, in accordance with rules and regulations adopted by Landlord from time to time. Unless otherwise specifically agreed to in writing, Landlord shall have no responsibility for the maintenance of Tenant's telecommunications equipment, including wiring; nor for any wiring or other infrastructure to which Tenant's telecommunications equipment may be connected. Tenant agrees that, to the extent any such service is interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto even if the cause thereof is due to the negligence of Landlord, its employees, agents, and contractors, and it shall be the sole obligation of Tenant at its expense to obtain substitute service.

Landlord shall have the right, upon reasonable prior notice to Tenant, to interrupt or turn off telecommunications facilities in the event of emergency or as necessary in connection with repairs to the Building or installation of telecommunications equipment for other Tenants of the Building.

Any and all telecommunications equipment installed in the Tenant's premises or elsewhere in the Building by or on behalf of Tenant, including wiring, or other facilities for telecommunications transmittal, shall be removed prior to the expiration or earlier termination of the Lease term, by Tenant at its sole cost or, at Landlord's election, by Landlord at Tenant's sole cost, with the cost thereof to be paid as Additional Rent. Landlord shall have the right, however, upon written notice to Tenant to require Tenant to abandon and leave in place, without additional payment to

Tenant or credit against rent, any and all telecommunications wiring and related infrastructure, or selected components thereof, whether located in the Tenant's premises or elsewhere in the Building.

In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, no such provider shall be permitted to install its lines or other equipment within the Building without first securing the prior written approval of the Landlord. Landlord's approval shall not be deemed any kind of warranty or representation by Landlord, including, without limitation, any warranty or representation as to the suitability, competence, or financial strength of the provider. Without limitation of the foregoing standard, unless all of the following conditions are satisfied to Landlord's satisfaction, it shall be reasonable for Landlord to refuse to give its approval: (i) Landlord shall incur no expense whatsoever with respect to any aspect of the provider's provision of its services, including without limitation, the costs of installation, materials and services; (ii) prior to commencement of any work in or about the Building by the provider, the provider shall supply Landlord with such written indemnities, insurance, financial statements, and such other items as Landlord reasonably determines to be necessary to protect its financial interests and the interests of the Building relating to the proposed activities of the provider; (iii) the provider agrees to abide by such rules and regulations, Building and other codes, job site rules and such other requirements as are reasonably determined by Landlord to be necessary to protect the interests of the Building, the Tenants in the Building and Landlord, in the same or similar manner as Landlord has the right to protect itself and the Building with respect to proposed alterations as described in Article 8 of this Lease; (iv) Landlord reasonably determines that there is sufficient space in the Building for the placement of all of the provider's equipment and materials; (v) the provider agrees to abide by Landlord requirements, if any, that provider use existing Building conduits and pipes or use Building contractors (or other contractors approved by Landlord); (vi) Landlord receives from the provider such compensation as is reasonably determined by Landlord to compensate it for space used in the Building for the storage and maintenance of the provider's equipment, for the fair market value of a provider's access to the Building, and the costs which may reasonably be expected to be incurred by Landlord; (vii) the provider agrees to deliver to Landlord detailed "as built" plans immediately after the installation of the provider's equipment is complete; and (viii) all of the foregoing matters are documented in a written license agreement between Landlord and the provider, the form and content of which is reasonably satisfactory to Landlord.

Notwithstanding any provision of the proceeding paragraphs to the contrary, the refusal of Landlord to grant its approval to any prospective telecommunications provider shall not be deemed a default or breach by Landlord of its obligation under this Lease unless and until Landlord is adjudicated to have acted recklessly or maliciously with respect to Tenant's request for approval, and in that event, Tenant shall still have no right to terminate the Lease or claim an entitlement to rent abatement, but may as Tenant's sole and exclusive recourse seek a judicial order of specific performance compelling Landlord to grant its approval as to the prospective provider in question. The provisions of this paragraph may be enforced solely by Tenant and Landlord, are not for the benefit of any other party, and specifically but without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary of this Lease.

Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones), including antennae and satellite receiver dishes, within the Tenant's premises or the Building, without Landlord, s prior written consent. Such consent may be conditioned in such a manner so as to protect Landlord's financial interests and the interests of the Building, and the other tenants therein, in a manner similar to the arrangements described in the immediately preceding paragraphs.

In the event that telecommunications equipment, wiring and facilities of any type installed by or at the request of Tenant within the Tenant's premises, or elsewhere within or on the Building causes interference to equipment used by another party, Tenant shall assume all liability related to such interference. Tenant shall use reasonable efforts, and shall cooperate with Landlord and other parties, to promptly eliminate such interference. In the event that Tenant is unable to do so, Tenant will substitute alternative equipment which remedies the situation. If such interference persists, Tenant shall discontinue the use of such equipment, and, at Landlord's discretion, remove such equipment according to foregoing specifications.


NO RIGHT TO TERMINATE

         58. Tenant hereby waives the remedies of termination and rescission and hereby agrees that Tenant's sole remedies for Landlord's default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction.


GUARANTY

59.      INTENTIONALLY OMITTED.

CONFIDENTIALITY

         60. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for the Landlord's benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord's prior written consent. The consent by the Landlord to any disclosures shall not be deemed to be a waiver on the part of the Landlord of any prohibition against any future disclosure.


FORCE MAJEURE

         61. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, labor difficulties, unavailability of materials, riots, acts of God, shortages of labor or materials, delays resulting from governmental actions, permitting or effects of laws, regulations or restrictions, financing, or any other cause whatsoever beyond the control of Landlord. Landlord will have no liability to Tenant, nor will Tenant have any right to terminate this Lease or abate rent or assert a claim of partial or total actual or constructive eviction, because of Landlord's failure to perform any of its obligations in the Lease if the failure is due to such causes.


IN WITNESS WHEREOF, the parties have executed this Lease on the date first above written.

AS TO TENANT:                                TENANT:

Signed, sealed and delivered
in the presence of:
                                    BRASSIE GOLF CORPORATION

/s/ ?                               By: /s/ Jeremiah M. Daly
------------------------------         -----------------------------------
Witness                                As its:  President
                                               ---------------------------
/s/ ?                                Jeremiah M. Daly
------------------------------      ------------------------------
Witness                             (Print name signed above)


AS TO LANDLORD:                     LANDLORD:

Signed, sealed and delivered
in the presence of:
                                    TAMPA CITY CENTER ASSOCIATES
/s/ ?
------------------------------      By:      GTE REALTY CORPORATION,
Witness                                      As General Partner
/s/ ?
------------------------------
Witness                                      By: /s/ Ronald W. Kulpinski
                                                 -------------------------
                                             Ronald W. Kulpinski,
                                             President

-------------------------------------------------------------------------------
                                   EXHIBIT "B"
                               DESCRIPTION OF LAND
-------------------------------------------------------------------------------

Office Tower occupies Parcel 1, all of block 81 general map of Tampa according to map or plat thereof as recorded in Plat Book 1, page 7 of the Public Records of Hillsborough County, Florida.

===============================================================================
                                   EXHIBIT "C"
                            JANITORIAL SPECIFICATIONS
===============================================================================


                     DAILY JANITORIAL SERVICE SPECIFICATIONS
--------------------------------------------------------------------------------

Day porters shall be on duty from 6:30 a.m. to 3:30 p.m., Mondays through Fridays; Sundays and holidays are excepted. The duties of the day porters and their supervisor, who are under the exclusive direction of the Building Management, shall be, but are not limited to, the following:

1. ENTRANCE LOBBY: The entrance areas are to be kept neat and clean at all times and the following minimum cleaning operations shall be maintained to attain the effect:
         a.       Mop and vacuum floors daily and as necessary.
         b.       Dust walls as necessary.
         c.       Wipe down or polish metal surfaces as necessary.
         d.       Clean cigarette urns and screen sand daily and as needed.
         e.       Wash door glass daily and as needed.
         f. Remove trash from all containers and dispose of in proper manner.

2.       ELEVATORS:

         a.       Vacuum carpet daily as needed.
         b. Check and clean elevator interiors periodically throughout the day.
         c.       Clean sides of all elevator cars daily.
         d.       Clean hand rails daily.
         e.       Clean lobby elevator saddles, doors and frames daily.

3.       RESTROOMS:

         a. Fill soap dispensers, paper towel dispensers and toilet seat cover dispensers as needed. (Towels, soap and toilet seat covers are to be furnished by Owner.)
         b. Report all mechanical deficiencies (i.e., dripping faucets, clogged toilets, lights out, etc.) to the Building Management Office.
         c.       Spot clean all mirrors and powder shelves.
         d.       Empty paper towel receptacles as needed.

4.       PUBLIC AREAS:

         a. Police all public stairwells and keep in clean condition. Spot mop spillage.
         b.       Dust all railings as necessary.
         c.       Police all public areas for trash.

5.       BUILDING SERVICE AREAS:
         a.       Sweep all ramps and the loading dock area.
         b.       Remove all gum and foreign matter from sidewalks on sight.
         c.       Lay down and remove lobby runners as necessary.
         d.       Damp mop as needed.

         e.       Change lights as requested by Management.

6.       EXTERIOR STRUCTURE AND GROUNDS SERVICES:

         a. Police entire perimeter of building, including landscaped planters and storm drain grills to the street on all sides.
         b. Spot sweep accumulations of dirt, papers and leaves in all comer areas where winds tend to cause collection of debris.
         c. Spot clean all exterior glass at building and retail entrances.
         d. Empty all waste receptacles and remove trash from designated trash area.
         e.       Sweep sidewalk, steps, walks and benches.


               NIGHTLY TENANT SUITE AND COMMON AREA SPECIFICATIONS
-------------------------------------------------------------------------------

1.       NIGHTLY SERVICES:

         a.       Vacuum all areas.
         b. Dust mop all resilient, composition and marble floors with dust mops. Spot damp mop to remove spills and water stains as required.
         c. Dust all desks, window sills and office furniture with treated dust cloths.
         d. Empty all waste paper baskets and other trash containers. Any bulk trash or moving boxes that are clearly marked "Trash" shall be removed.
         e.       Remove all trash from floors to the designated trash areas.
         f. Remove fingerprints, dirt, smudges, graffiti, etc., from all doors, frames, glass partitions, jambs and elevator interiors.
         g.       Return chairs and waste baskets to proper positions.
         h.       Clean, sanitize and polish drinking fountains.
         i. Dust and remove debris from all metal door thresholds as necessary.
         j.       Wipe clean smudged brightwork as necessary.
         k. Check for burned-out lights and report them to Supervisor. Janitorial Supervisor to leave list of burned-out lights at Building Management Office nightly.
         l.       Police all interior public corridor planters.
         m.       Sweep all stairwells.

2.       WEEKLY SERVICES:

         a. Dust all low-reach areas including, but not limited to, chair rungs, structural and furniture ledges, baseboards, door louvers, wood paneling, molding, etc.
         b.       Dust inside of all door jambs.
         c.       Spot clean and polish all brightwork.
         d.       Sanitize all telephone receivers.
         e.       Wash out and disinfect all cans and other receptacles.
         f.       Spot clean spills from carpet as necessary.

3.       MONTHLY SERVICES:

         a. Dust all high-reach areas including, but not limited to, tops of door frames, structural and furniture ledges, air conditioning diffusers and return grills, tops of partitions, picture frames, etc.
         b.       Vacuum upholstered furniture.
         c. Move all plastic carpet protectors and thoroughly vacuum under and around all desks and office furniture.
         d.       Edge all carpeted areas,
         e.       Dust venetian blinds.

4. TWO TIMES PER MONTH: Scrub or otherwise recondition all resilient or composition flooring to provide a level of appearance equivalent to a completely refinished floor.

5.       QUARTERLY: Shampoo and extract all common elevator lobby areas.


                     NIGHTLY RESTROOM SERVICE SPECIFICATIONS
-------------------------------------------------------------------------------

1.       NIGHTLY SERVICES:

         a. Restock all restrooms with supplies from the Owner's stock, including paper towels, toilet seat covers, toilet tissue and hand soap as required.
         b. Wash and polish all mirrors, dispensers, faucets, flushometers and brightwork with non-scratch, disinfectant cleaner. Wipe dry all sinks.
         c.       Wash and sanitize all toilets, urinals and sinks.
         d.       Remove stains, descale toilets, urinals and sinks as required.
         e.       Mop all restroom floors with disinfectant germicidal solution.
         f. Empty and sanitize all waste, sanitary napkin and tampon receptacles.
         g.       Remove all restroom trash.
         h. Spot clean all fingerprints, marks and graffiti from walls, partitions, glass, aluminum and light switches as required.
         i. Check for light fixtures burned out or not working properly and report them to the Supervisor. Janitorial Supervisor is to leave a list at Building Office on a daily basis.
         j.       Wash vents located in doors.

2. WEEKLY SERVICES: Dust all low-reach and high-reach areas, including but not limited to, structural ledges, mirror tops, partition tops and edges, air conditioning diffusers and return air grills.

3.       MONTHLY SERVICES:

         a. Wipe down all tile walls and metal partitions. Partitions shall be left clean and streakfree after this work.
         b.       Clean all ventilation grills.
         c.       Dust all doors and door jambs.
         d.       Machine scrub ceramic tile floors and grout.

4. QUARTERLY: The tile flooring in the ladies' and men's restrooms on floors 19, 29, 34 and 35, including any other restroom flooring that will be added in the future with like tile, require a cosmetic cover-up application such as Tile Guard.


              NIGHTLY MAIN FLOOR ELEVATOR LOBBY AND PUBLIC CORRIDOR
                                 SPECIFICATIONS
-------------------------------------------------------------------------------

1.       NIGHTLY SERVICES:
         a. Spot clean all glass, including low partitions and the corridor side of all windows and glass doors to tenant premises.
         b. Spot clean all brightwork, including kick plates, base, partition tops, hand rails, waste paper receptacles, planters, elevator call button plates and visible hardware on the corridor side of tenant entry doors.
         c.       Thoroughly clean all door saddles free of dirt and debris.
         d.       Vacuum, spot clean, sweep or damp mop all flooring.
         e.       Spot clean and dust directory board glass and ledges.
         f. Screen sand for cigarette butts in all ash receptacles located just outside all entrance doors. Also empty all trash receptacles, replace plastic liners and sanitize as needed.
         g.       Buff terrace level corridor floor.

2.       WEEKLY:  Sweep all three service stairwells from the basement to the
                  39th floor.


                    NIGHTLY PASSENGER ELEVATOR SPECIFICATIONS
-------------------------------------------------------------------------------

1.       NIGHTLY SERVICES:

         a.       Clean all metal surfaces.
         b.       Spot clean cab walls and interior doors.
         c.       Spot clean outside surfaces of all elevator doors and frames.
         d.       Vacuum cab floor and edges thoroughly.
         e.       Wipe clean all door tracks and thresholds.

2.       WEEKLY SERVICES:
         a. Thoroughly clean entire interior surfaces of all doors and frames and outside surfaces of all doors and frames.
         b.       Thoroughly clean all door tracks and thresholds.

3.       MONTHLY SERVICES: Steam extract carpet in all passenger elevators.

4.       QUARTERLY SERVICES: Wipe clean entire cab ceiling.

                 NIGHTLY EXTERIOR STRUCTURE AND GROUNDS SERVICES
                                 SPECIFICATIONS


1.       NIGHTLY SERVICES:
         a. Police entire perimeter of building, including the landscaped areas and storm drain grills, up to the property lines on all sides.
         b. Spot sweep accumulations of dirt, papers and leaves in all comer areas where winds tend to cause a collection of debris.
         c.       Spot clean all exterior glass at building entrances.
         d. Lift nap on all entry walk-off mats as necessary with a heavy bristle brush and vacuum.
         e. Empty all waste receptacles and remove trash from designated trash areas.
         f.       Sweep sidewalks, steps, landscaped areas, walks and benches.
         g.       Pick up and sweep loading dock area.

2.       MONTHLY SERVICES:

         a.       Pressure clean the loading dock and trash compactor area.
         b.       Pick up and sweep the loading dock area.


                            WINDOW CLEANING SERVICES


1.       MONTHLY SERVICES:
         a.       Wash exterior glass on terrace level.
         b. Wash interior glass of Main Lobby, Branch Bank and Building Management Office.

-------------------------------------------------------------------------------
                                   EXHIBIT "D"
                              RULES AND REGULATIONS
-------------------------------------------------------------------------------


1. The sidewalks, walks, plaza entries, corridors, concourses, ramps, staircases, escalators and elevators shall not be obstructed or used for any purpose other than ingress and egress to and from the Premises. No bicycle or motorcycle shall be brought into the Building or kept on the Premises without the consent of Landlord.

2. No freight, furniture or bulky matter of any description will be received into the Building or carried into the elevators except in such a manner, during such hours and using such elevators and passageways as may be approved by Landlord, and then only having been scheduled in advance. Any hand trucks, carryalls or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

3. Landlord shall have the right to prescribe the weigh@ position and manner of installation of safes and/or other heavy equipment which shall, if considered necessary by Landlord, be installed in a manner which shall insure satisfactory weight distribution. All damage done to the Building by reason of a safe or any other article of Tenant's office equipment being on the Premises shall be repaired at the expense of Tenant. The time and manner of moving safes and/or other heavy equipment shall be subject to prior approval by Landlord.

4. Only persons authorized by Landlord will be permitted to furnish ice, drinking water, towels, barbering, shoe shining, floor polishing and other similar services to Tenant and only at hours and under regulations fixed by Landlord. Tenant shall use no other method of heating or cooling than that supplied by Landlord.

5. Tenant or the employees, agents, servants, visitors or licensees of Tenant shall not at any time, place, leave or discard any rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building. No animals or birds except for assist animals shall be brought or kept in or about the Building.

6. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

7. Tenant shall not place, cause or allow to be placed any sign or lettering whatsoever, at, in, about or upon the Premises, except in and at such places as may be designated by Landlord and consented to by Landlord in writing. All lettering and graphics on corridor doors shall conform to the standard prescribed by Landlord. No trademark shall be displayed in any event.

8. Canvassing, soliciting or peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

9. Landlord shall have the right to exclude any person from the Building other than during customary business hours, and any person in the Building will be subject to identification by the employees and agents of Landlord. All persons in or entering the Building shall be required to comply with the security policies of the Building. Landlord will provide all security services for the Building, provided that if Tenant desires any additional security service for the Premises, Tenant shall have the right (with the advance written consent of Landlord) to obtain such additional service at Tenant's sole cost and expense.

10. Only workmen employed, designated or approved by Landlord may be employed for repairs, installation, alterations, painting, material moving and other similar work that may be done on the Premises.

11. Tenant shall not do any cooking or conduct any restaurant luncheonette or cafeteria for the sale or service of food or beverages to its employees or to others, or permit the delivery of any food or beverage to the Premises, except by such persons delivering the same as shall be approved by Landlord and only under regulations fixed by Landlord. Tenant may, however, operate a coffee bar by and for its employees.

12. Tenant shall not bring or permit to be brought or kept in or on the Premises any inflammable, combustible, corrosive, caustic, poisonous or explosive fluid, material. chemical or substance, or cause or permit any odors to permeate in or emanate from the Premises.

-------------------------------------------------------------------------------
                                   EXHIBIT "D"
                              RULES AND REGULATIONS

                                  (CONTINUED)
-------------------------------------------------------------------------------


13. Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or the Premises. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering in the Premises except with the prior approval of Landlord.

14. No additional locks or bolts of any kind shall be placed on any door in the Building or the Premises and no lock on any door therein shall be changed or altered in any respect Landlord shall furnish two keys for each lock on doors in the Premises and shall, on Tenant's request and at Tenant's expense, provide additional duplicate keys. All keys shall be returned to Landlord upon the termination of this Lease. Landlord may be at all times keep a pass key to the Premises. All entrance doors to the Premises shall be left closed at all times, and left locked when the Premises are not in use.

15. Tenant shall give immediate notice to Landlord in case of accidents in the Premises or in the Building or of defects therein or in any fixtures or equipment or of any known emergency in the Building.

16. Tenant shall not use the Premises or permit the Premises to be used for photographic, multilith or multigraph reproduction except in connection with its own business and then only with Landlord's prior permission.

17. Tenant shall not use or permit any portion of the Premises to be used as an office for a public stenographer or typist, offset printing, the sale of liquor or tobacco, a barber or manicure shop, an employment bureau, a labor union office, a doctor's or dentist's office, a dance or music studio, any type of school, or for any use other than those specifically granted in this Lease.

18. Tenant shall not advertise for laborers giving the Premises as an address, nor pay such laborers at a location in the Premises.

19. The requirements of Tenant will be attended to only upon application at the offices of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

20. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Business machines and mechanical equipment belonging to Tenant which cause noise, vibration or any other nuisance that may be transmitted to the structure or other portions of the Building or to the Premises, to such a degree as to be objectionable to Landlord or which interfere with the use or enjoyment by other tenants of their premises or the public portions of the Building, shall be placed and maintained by Tenant at Tenant's expense, in settings of cork, rubber or spring type vibration eliminators sufficient to eliminate noise and vibration.

21. No draperies, shutters or other covering may be installed by Tenant between the Building Standard window covering and the exterior windows or walls. Installation and use of lighting which is visible from the exterior of the Building, except for Building Standard lights, are subject to the prior written approval of Landlord.

22. Tenant shall not place, install or operate within the Premises or any other part of the Building any engine, stove or machinery, or conduct mechanical operations therein, without the written consent of Landlord.

23. No portion of the Premises or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.